EXHIBIT 23.2


              Consent of Independent Certified Public Accountants

         We have issued our report dated April 2, 1998, accompanying the financial statements of Durable Electronics Industries Limited not presented separately in Amendment No. 3 to the Registration Statement on Form S-1 and Prospectus of Newtech Electronics Industries, Inc. We consent to the use of the aforementioned report in the Amendment No. 3 to Registration Statement on Form S-1 and Prospectus, and to the use of our name as it appears under the caption "Experts."



/S/ GRANT THORNTON

Hong Kong

August 4, 1998